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                                                                     EXHIBIT 8.1

                    [LETTERHEAD OF DELOITTE HASKINS & SELLS]

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Silverline Technologies Limited:

     We have audited the accompanying consolidated balance sheets of Silverline Technologies Limited and subsidiaries, as of December 31, 2000 and 1999, and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 2000. Our audits also included the financial statement schedule listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements and financial statement schedule based on our audits.

     We did not audit the financial statements of Sky Capital International, Hong Kong (a consolidated subsidiary), which statements reflect total assets constituting 6.3% and 0%, respectively, of consolidated total assets as of December 31, 2000 and 1999, and total revenues constituting 7.3% and 0%, respectively, of consolidated total revenues for the years then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Sky Capital International, Hong Kong, is based solely on the report of such other auditors.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Silverline Technologies Limited and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As described in Note 1, these consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which differ in certain material respects from the accounting principles generally accepted in India, which form the basis of the Company's general purpose financial statements.

Place:  Mumbai, India

                                   /s/  DELOITTE HASKINS & SELLS

                                   DELOITTE HASKINS & SELLS

Dated July 6, 2001